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                                                                      EXHIBIT 24

                          RIGGS NATIONAL CORPORATION
                               POWER OF ATTORNEY

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     KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned, as a director and/or officer of Riggs National Corporation, a Delaware corporation (the "Corporation"), do hereby nominate, constitute and appoint each of Timothy C. Coughlin and Joseph M. Cahill, individually, as my true and lawful attorney-in-fact and agent to do any and all acts and to execute any and all instruments which said attorney-in-fact may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and any regulations promulgated thereunder (the "Securities Act") by the Securities and Exchange Commission (the "Commission"), in connection with the registration, offering and sale under the Securities Act of up to 200,000 shares of Trust Preferred Securities, Series D liquidation preference $1,000.00 per share, by the Corporation's Delaware Business Trust, Riggs Capital III with an aggregate initial offering price of up to $200,000,000 and the registration, offer and sale of up to $230,000,000 aggregate initial offering price of the Corporation's Junior Subordinated Debentures, Series D (together with the Trust Preferred Securities the "Securities"), including without limitation thereof, the full power and authority to sign my name as a director and/or officer of the Corporation to a Registration Statement on Form S-3 (the "Registration Statement") or such other form for the registration of the Securities as the Commission may require or said attorney-in-fact deem necessary or advisable regarding such Securities and to any amendment (including, without limitation, post-effective amendments) or supplements or a related registration statement to said Registration Statement or statements, to the prospectus or prospectuses, and I hereby ratify and confirm all that said attorney-in-fact agents shall do or cause to be done, including any and all acts and things and any and all other instruments, documents or agreements, including but not limited to the Prospectus, the Indenture, the Trust Agreement, the Guarantee, the Expense Agreement, the Underwriting Agreement and any other letter, contract, document or agreement relating hereto which said attorney-in-fact may deem necessary or advisable to enable the Corporation to accomplish and complete the transactions contemplated in the resolution approved by the board of directors of the Corporation and to withdraw any such filings or transactions if said attorney-in-fact deems such withdrawal appropriate.

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      IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of June,
1999.


/s/ JOE L. ALLBRITTON
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Joe L. Allbritton, Chairman of the Board      John E.V. Rose, Director
 and Chief Executive Officer


/s/ ROBERT L. ALLBRITTON                      /s/ ROBERT L. SLOAN
-------------------------------               ------------------------------
Robert L. Allbritton, Director                Robert L. Sloan, Director


                                               /s/ JACK VALENTI
-------------------------------               ------------------------------
John M. Fahey, Jr., Director                  Jack Valenti, Director


/s/ LAWRENCE I. HEBERT
-------------------------------               ------------------------------
Lawrence I. Hebert, Director                  William L. Walton, Director


/s/ STEVEN B. PFEIFFER                        /s/ EDDIE N. WILLIAMS
-------------------------------               ------------------------------
Steven B. Pfeiffer, Director                  Eddie N. Williams, Director